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                                                            EXHIBIT 99.1


                                        PROXY

                                ROC Communities, Inc.
                               6430 South Quebec Street
                              Englewood, Colorado 80111

             This proxy is solicited on behalf of the Board of Directors.

    The undersigned hereby appoints each of ___________________________________
as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of common stock of ROC Communities, Inc. ("ROC") held of record by the undersigned on December 23, 1996 at a special meeting of stockholders of ROC to be held on January 28, 1997 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ALL SHARES OF ROC HELD OF RECORD BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND
IN THE BEST DISCRETION OF SUCH PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1996, as amended by the Amendment thereto dated as of December 20, 1996, by and among ROC, Chateau Properties, Inc., a Maryland corporation ("Chateau") and R Acquisition Sub, Inc., a Maryland corporation and a direct subsidiary of Chateau ("RSub"), providing for the merger of RSub with ROC, with ROC surviving such merger (the "Merger") and to authorize the Merger and certain related transactions. The consummation of the Merger and such related transactions will result in, among other things, the exchange of the outstanding common stock, par value $.01 per share, of ROC and non-voting redeemable stock, par value $.01 per share, of ROC for common stock, par value $.01 per share, of Chateau.


    _______ FOR              _______ AGAINST               _______ ABSTAIN



2. To adjourn the ROC Special Meeting to permit further solicitation of proxies in the event that there are not sufficient votes to approve the ROC Proposal at the time of the ROC Special Meeting.


    _______ FOR              _______ AGAINST               _______ ABSTAIN



3. In the best discretion of such proxies upon such other business as may properly come before the meeting or any adjournment thereof.


                                      Please sign this proxy in the space
                                      provided below. Execution by stockholders who are not individuals must be made by an authorized signatory.

                                      Dated:______________________________


                                      _____________________________________
                                      Name of Record Owner

Please sign, date and return
this Proxy promptly using the         ______________________________________
enclosed envelope.                    Signature